Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Appian Corporation
McLean, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Appian Corporation Employee Stock Purchase Plan of our reports dated February 18, 2021, relating to the consolidated financial statements and the effectiveness of Appian Corporation’s internal control over financial reporting, of Appian Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP
McLean, Virginia

September 2, 2021